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                                                                    EXHIBIT 11.1

                            UNIT INSTRUMENTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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                                                               Three Months Ended           Nine Months Ended
                                                               ------------------           -----------------

                                                             03/01/97      03/02/96        03/01/97      03/02/96
                                                            ---------      --------        --------      --------

INCOME (LOSS) FROM
CONTINUING OPERATIONS                                      $ (900,000)   $1,484,000     $(3,456,000)   $3,168,000
                                                           ----------    ----------     -----------    ----------

NET INCOME (LOSS)                                          $ (900,000)   $1,484,000     $(3,456,000)   $5,372,000
                                                           ==========    ==========     ===========    ==========

Earnings Per Share
------------------

Weighted average number
of shares outstanding                                       4,370,325     4,079,859       4,378,529     4,147,929

Common share equivalents,
assuming exercise of stock
options and warrants                                              -0-       238,345             -0-       271,839
                                                           ----------    ----------     -----------    ----------

Average shares used in
computing earnings per share                                4,370,325     4,318,204       4,378,529     4,419,768
                                                           ==========    ==========     ===========    ==========

Net income (loss) per share from
continuing operations                                      $    (0.21)   $     0.34     $     (0.79)   $     0.72
                                                           ----------    ----------     -----------    ----------

Net income (loss) per share                                $    (0.21)   $     0.34     $     (0.79)   $     1.21
                                                           ==========    ==========     ===========    ==========


Earnings Per Share Assuming Full Dilution
----------------------------------------

Weighted average number
of shares outstanding                                       4,370,325     4,079,859       4,378,529     4,147,929

Common share equivalents, assuming
exercise of stock options and warrants                            -0-       238,345             -0-       271,839
                                                           ----------    ----------     -----------    ----------

Average shares used in computing
earnings per share                                          4,370,325     4,318,204       4,378,529     4,419,768
                                                           ==========    ==========     ===========    ==========

Net income (loss) per share from
continuing operations                                      $    (0.21)   $     0.34     $     (0.79)   $     0.72
                                                           ----------    ----------     -----------    ----------

Net income (loss) per share                                $    (0.21)   $     0.34     $     (0.79)   $     1.21
                                                           ==========    ==========     ===========    ==========
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